Exhbit 2

                                                       [CONFORMED COPY]


                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                               November 12, 2000

                                     among

                       AMERICAN FREIGHTWAYS CORPORATION,

                               FEDEX CORPORATION

                                      and

                                   FDX, INC.




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                                        TABLE OF CONTENTS

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                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 1
                                           DEFINITIONS

SECTION 1.01.  Definitions......................................................................1

                                            ARTICLE 2
                                            THE OFFER

SECTION 2.01.  The Offer........................................................................6
SECTION 2.02.  Company Action...................................................................7
SECTION 2.03.  Directors........................................................................8

                                            ARTICLE 3
                                           THE MERGER

SECTION 3.01.  The Merger......................................................................10
SECTION 3.02.  Conversion of Shares............................................................10
SECTION 3.03.  Surrender and Payment...........................................................11
SECTION 3.04.  Dissenting Shares...............................................................12
SECTION 3.05.  Stock Options...................................................................13
SECTION 3.06.  Adjustments.....................................................................14
SECTION 3.07.  Fractional Shares...............................................................14
SECTION 3.08.  Withholding Rights..............................................................15
SECTION 3.09.  Lost Certificates...............................................................15

                                            ARTICLE 4
                      THE SURVIVING CORPORATION, CERTAIN GOVERNANCE MATTERS

SECTION 4.01.  Certificate of Incorporation....................................................15
SECTION 4.02.  Bylaws .........................................................................15
SECTION 4.03.  Directors and Officers..........................................................15
SECTION 4.04.  Parent Board of Directors.......................................................16
SECTION 4.05.  Company Headquarters............................................................16

                                            ARTICLE 5
                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 5.01.  Corporate Existence and Power...................................................16
SECTION 5.02.  Corporate Authorization.........................................................16


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                                                                                             PAGE

SECTION 5.03.  Governmental Authorization......................................................17
SECTION 5.04.  Non-contravention...............................................................17
SECTION 5.05.  Capitalization..................................................................18
SECTION 5.06.  Subsidiaries....................................................................18
SECTION 5.07.  SEC Filings.....................................................................19
SECTION 5.08.  Company Financial Statements....................................................20
SECTION 5.09.  Disclosure Documents............................................................20
SECTION 5.10.  Absence of Certain Changes......................................................21
SECTION 5.11.  No Undisclosed Material Liabilities.............................................23
SECTION 5.12.  Compliance with Laws and Court Orders...........................................23
SECTION 5.13.  Litigation......................................................................24
SECTION 5.14.  Finders' Fees...................................................................24
SECTION 5.15.  Taxes  .........................................................................24
SECTION 5.16.  Employee Benefit Plans..........................................................26
SECTION 5.17.  Environmental Matters...........................................................28
SECTION 5.18.  Antitakeover Statutes and Rights Agreement......................................28
SECTION 5.19.  Opinion of Financial Advisor....................................................29
SECTION 5.20.  Real Property...................................................................29
SECTION 5.21.  Insurance Coverage..............................................................30
SECTION 5.22.  Intellectual Property Rights....................................................30

                                            ARTICLE 6
                            REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 6.01.  Corporate Existence and Power...................................................31
SECTION 6.02.  Corporate Authorization.........................................................31
SECTION 6.03.  Governmental Authorization......................................................32
SECTION 6.04.  Non-contravention...............................................................32
SECTION 6.05.  Capitalization..................................................................33
SECTION 6.06.  SEC Filings.....................................................................33
SECTION 6.07.  Parent Financial Statements.....................................................34
SECTION 6.08.  Disclosure Documents............................................................34
SECTION 6.09.  Absence of Certain Changes......................................................35
SECTION 6.10.  No Undisclosed Material Liabilities.............................................36
SECTION 6.11.  Compliance with Laws and Court Orders...........................................36
SECTION 6.12.  Litigation......................................................................36
SECTION 6.13.  Finders' Fees...................................................................36


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                                                                                             PAGE
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                                            ARTICLE 7
                                    COVENANTS OF THE COMPANY

SECTION 7.01.  Conduct of the Company..........................................................37
SECTION 7.02.  Shareholder Meeting; Proxy Material.............................................39
SECTION 7.03.  No Solicitation; Other Offers...................................................40
SECTION 7.04.  Tax Matters.....................................................................41
SECTION 7.05.  Affiliates......................................................................42

                                            ARTICLE 8
                                       COVENANTS OF PARENT

SECTION 8.01.  Conduct of Parent...............................................................42
SECTION 8.02.  Obligations of Merger Subsidiary................................................43
SECTION 8.03.  Voting of Shares................................................................43
SECTION 8.04.  Director and Officer Liability..................................................43
SECTION 8.05.  Form S-4........................................................................44
SECTION 8.06.  Stock Exchange Listing..........................................................44
SECTION 8.07.  Employee Matters................................................................44
SECTION 8.08.  Reorganization Matters..........................................................45
SECTION 8.09.  Information Relating to the Offer...............................................46

                                            ARTICLE 9
                               COVENANTS OF PARENT AND THE COMPANY

SECTION 9.01.  Reasonable Best Efforts.........................................................46
SECTION 9.02.  Certain Filings.................................................................46
SECTION 9.03.  Public Announcements............................................................47
SECTION 9.04.  Confidentiality.................................................................47
SECTION 9.05.  Notices of Certain Events.......................................................47
SECTION 9.06.  Access to Information...........................................................48
SECTION 9.07.  Further Assurances..............................................................48

                                           ARTICLE 10
                                    CONDITIONS TO THE MERGER

SECTION 10.01.  Conditions to Obligations of Each Party........................................48
SECTION 10.02.  Conditions to the Obligations of the Company...................................49


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                                                                                             PAGE
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                                           ARTICLE 11
                                           TERMINATION

SECTION 11.01.  Termination....................................................................50
SECTION 11.02.  Effect of Termination..........................................................51

                                           ARTICLE 12
                                          MISCELLANEOUS

SECTION 12.01.  Notices........................................................................51
SECTION 12.02.  Survival of Representations and Warranties.....................................52
SECTION 12.03.  Amendments; No Waivers.........................................................53
SECTION 12.04.  Expenses.......................................................................53
SECTION 12.05.  Successors and Assigns.........................................................54
SECTION 12.06.  Governing Law..................................................................54
SECTION 12.07.  Jurisdiction...................................................................54
SECTION 12.08.  WAIVER OF JURY TRIAL...........................................................55
SECTION 12.09.  Counterparts; Effectiveness; Benefit...........................................55
SECTION 12.10.  Entire Agreement...............................................................55
SECTION 12.11.  Captions.......................................................................55
SECTION 12.12.  Severability...................................................................55
SECTION 12.13.  Specific Performance...........................................................55


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of November 12, 2000, among AMERICAN FREIGHTWAYS CORPORATION, an Arkansas corporation (the "Company"), FEDEX CORPORATION, a Delaware corporation ("Parent"), and FDX, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

         WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have unanimously approved this Agreement and deem it advisable and in the best interest of their respective shareholder or shareholders to consummate the Offer and the Merger (each as defined below) on the terms and conditions set forth herein; and

         WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and certain shareholders of the Company are entering into a Voting Agreement dated as of the date hereof in the form attached as Exhibit A hereto (as amended, the "Voting Agreement").

         NOW, THEREFORE, in consideration of the promises and the respective representations and warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                            ARTICLE 1
                                           DEFINITIONS

          SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any Third Party offer, proposal or inquiry relating to, or any Third Party indication of interest in, (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries or over 20% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company,
(ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated


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assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company or (iv) for purposes of Section 7.03 only, any other transaction the consummation of which would reasonably be likely to impede, interfere with, prevent or materially delay the Offer or Merger or that would reasonably be likely to dilute materially the benefits to Parent of the transactions contemplated hereby.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

         "Arkansas Law" means the Business Corporation Act of the State of Arkansas.

         "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Memphis, Tennessee are authorized or required by law to close.

         "Code" means the Internal Revenue Code of 1986.

         "Company Balance Sheet" means the consolidated balance sheet of the Company as of December 31, 1999 and the notes thereto set forth in the Company 10-K.

         "Company Balance Sheet Date" means December 31, 1999.

         "Company Disclosure Schedule" means the Company Disclosure Schedule attached hereto and identified as such.

         "Company 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         "Company Plans" means (i) the Amended and Restated 1993 Stock Option Plan, as amended January 23, 1996, January 20, 1999, April 15, 1999 and January 19, 2000, and (ii) the 1989 Stock Option Plan.

         "Delaware Law" means the General Corporation Law of the State of Delaware.

         "Director Plans" means (i) the Company's Amended and Restated Elected Non-Employee Director Stock Option Plan, as amended January 19, 2000,


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(ii) the Amended and Restated Appointed Non-Employee Director Stock Option
Plan, as amended on January 19, 2000, (iii) the 1999 Chairman Stock Option Plan, (iv) the Amended and Restated 1993 Chairman Stock Option Plan, and (v) the 1993 Non-Employee Director Stock Option Plan.

         "Environmental Laws" means any federal, state, local or foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any of its Subsidiaries as currently conducted.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

         "1933 Act" means the Securities Act of 1933.

         "1934 Act" means the Securities Exchange Act of 1934.


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         "Parent Balance Sheet" means the consolidated balance sheet of Parent as of May 31, 2000 and the notes thereto set forth in the Parent 10-K.

         "Parent Balance Sheet Date" means May 31, 2000.

         "Parent Stock" means the common stock, $0.10 par value, of Parent.

         "Parent 10-K" means Parent's Annual Report on Form 10-K for the fiscal year ended May 31, 2000.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Real Property" means all real property that the Company or any of its Subsidiaries owns, leases, operates or subleases.

         "Rights" means, with respect to each Share, the rights to purchase additional Shares pursuant to the Rights Plan.

         "Rights Plan" means the Company's First Amended and Restated Rights Agreement dated as of October 20, 1999 between the Company and Equiserve Trust Company, N.A., as amended from time to time.

         "SEC" means the Securities and Exchange Commission.

         "Shares" means the shares of common stock, $0.01 par value, of the Company.

         "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

         "Third Party" means any Person as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.



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         (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term                                                             Section
-------                                                          -------
Certificates..............................................        3.03
Company Board Designee....................................        4.04
Company Disclosure Documents..............................        5.09
Company Option............................................        3.05
Company Proxy Statement...................................        5.09
Company SEC Documents.....................................        5.07
Company Securities........................................        5.05
Company Software..........................................        5.22
Company Subsidiary Securities.............................        5.06
Company Shareholder Meeting...............................        7.02
Confidentiality Agreements................................        9.04
Consideration.............................................        3.02
CSFB......................................................        2.02
Effective Time............................................        3.01
Employer Plans............................................        5.16
ESPP......................................................        3.05
Exchange Agent............................................        3.03
Exchange Ratio............................................        3.02
Form S-4..................................................        6.06
GAAP......................................................        5.08
HIPAA.....................................................        8.07
Indemnified Person........................................        8.04
IRS.......................................................        5.15
Market Price..............................................        3.02
Maximum Amount............................................        2.01
Merger....................................................        3.01
Merger Consideration......................................        3.02
Merger Date...............................................        7.05
Minimum Condition.........................................        2.01
Multiemployer Plan........................................        5.16
NYSE......................................................        3.02
Offer    .................................................        2.01
Offer Consideration.......................................        2.01
Offer Documents...........................................        2.01
Parent Disclosure Documents...............................        6.06
Parent Option.............................................        3.05
Parent Preferred Stock....................................        6.05
Payment Event.............................................       12.04
Random Trading Days.......................................        3.02


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 Term                                                           Section
 ----                                                           -------
SAR.......................................................        3.05
Schedule 14D-9............................................        2.02
Section 16................................................        8.07
Superior Proposal.........................................        7.04
Surviving Corporation.....................................        3.01
Tax Return................................................        5.15
Tax.......................................................        5.15
Taxing Authority..........................................        5.15
368(a) Reorganization.....................................        7.04



                                   ARTICLE 2
                                   THE OFFER

         SECTION 2.01. The Offer. (a) Provided that nothing shall have occurred that, had the Offer referred to below been commenced, would give rise to a right to terminate the Offer pursuant to any of the conditions set forth in Annex I hereto, as promptly as practicable after the date hereof, but in no event later than 7 Business Days following the public announcement of the terms of this Agreement, Parent, acting through Merger Subsidiary, shall commence an offer (the "Offer") to purchase up to 50.1% of the Shares (the "Maximum Amount"), together with the associated Rights, outstanding at a price of $28.13 per Share and associated Right (the "Offer Consideration"), net to the seller in cash. The Offer shall remain open for a minimum of 22 Business Days, and shall be subject to (i) the condition that there shall be validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of Shares that, together with the Shares then owned by Parent and/or Merger Subsidiary, represents 50.1% of the Shares outstanding (the "Minimum Condition") and (ii) the other conditions set forth in Annex I hereto. Merger Subsidiary expressly reserves the right to waive any of the conditions to the Offer and to make any change in the terms of or conditions to the Offer, provided that without the prior written consent of the Company no change may be made that changes the form of consideration to be paid in the Offer or the Merger, decreases the price per Share and associated Right, increases the Minimum Condition or the Maximum Amount, imposes conditions to the Offer in addition to those set forth in Annex I or amends any term or any condition set forth in Annex I in a manner materially adverse to the holders of the Shares. Notwithstanding the foregoing, without the consent of the Company, Merger Subsidiary shall have the right to (i) waive the Minimum Condition and
(ii) extend the Offer (x) from time to time if, at the scheduled or extended expiration date of the Offer, any of the conditions to the Offer shall not have been satisfied or waived (until such conditions are


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satisfied or waived) for a number of days not to exceed 60 in the aggregate and
(y) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer or any period required by applicable law. If at the expiration date of the Offer a number of Shares has been validly tendered and not withdrawn that, together with the Shares then owned by Parent and/or Merger Subsidiary, exceeds the Maximum Amount, the number of Shares to be purchased by Merger Subsidiary pursuant to the Offer shall be prorated in accordance with Rule 14d-8 promulgated under the 1934 Act, so that the number of Shares purchased by Merger Subsidiary pursuant to the Offer, together with the Shares then owned by Parent and Merger Subsidiary, will represent 50.1% of the Shares outstanding. Upon the terms and subject to the conditions of the Offer and this Agreement, Parent acting through Merger Subsidiary will accept for payment and purchase, within the time period required under applicable law, all Shares validly tendered and not withdrawn prior to the expiration of the Offer (subject to the pro ration described in the immediately preceding sentence). Parent shall provide or cause to be provided to Merger Subsidiary on a timely basis funds necessary to purchase all Shares that Merger Subsidiary becomes obligated to purchase pursuant to the Offer.

          (b) On the date of commencement of the Offer, Parent and Merger Subsidiary shall file with the SEC a Tender Offer Statement on Schedule TO (the "Schedule TO") with respect to the Offer (such Schedule TO and such documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent, Merger Subsidiary and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect and to supplement the Offer Documents to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Parent and Merger Subsidiary agree to take all steps necessary to cause the Schedule TO as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents prior to the filing thereof with the SEC or the dissemination thereof to the Company's shareholders.

         SECTION 2.02. Company Action. (a) The Company hereby consents to the Offer and represents that its Board of Directors, at a meeting duly called and held has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to and in the best interests of the Company's shareholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby, including the



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Offer and the Merger, in accordance with the requirements of Arkansas Law, and
(iii) subject to Section 7.03(b), unanimously resolved to (x) recommend acceptance of the Offer to those shareholders of the Company who desire to receive cash for their Shares and (y) following the acceptance for payment of the Shares pursuant to the Offer, recommend the approval and adoption of this Agreement and the Merger by its shareholders. The Company further represents that Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette Securities Corporation) ("CSFB") has delivered to the Company's Board of Directors its written opinion that the Consideration to be received by the holders of Shares is fair to the holders of Shares from a financial point of view. The Company has been advised that all of its directors who own Shares intend either to tender their Shares pursuant to the Offer or to vote in favor of the Merger. The Company will promptly furnish Parent with a list of its record shareholders, mailing labels and any available listing or computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories, in each case true and correct as of the most recent practicable date, and will provide to Parent such additional information (including updated lists of record shareholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer.

          (b) As soon as practicable on the day that the Offer is commenced, the Company shall file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable federal securities laws, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the "Schedule 14D-9") that, subject to
Section 7.03(b), shall reflect the recommendations of the Company's Board of Directors referred to above. The Company, Parent and Merger Subsidiary each agree promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect and to supplement the Schedule 14D-9 to include any information that shall become necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to the filing thereof with the SEC or the dissemination thereof to the Company's shareholders.

          SECTION 2.03. Directors. (a) Effective upon the acceptance for payment of any Shares pursuant to the Offer, Parent shall be entitled to designate the number of directors, rounded up to the next whole number, on the Company's Board of Directors that equals the product of (i) the total number of directors on


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the Company's Board of Directors (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares beneficially owned by Parent and/or Merger Subsidiary (including Shares accepted for payment) bears to the total number of Shares outstanding (such directors to be allocated as evenly as possible among each of the classes of directors of the Company) and the Company shall take all action necessary to cause Parent's designees to be elected or appointed to the Company's Board of Directors, including increasing the number of directors or seeking and accepting resignations of incumbent directors. Parent's designees shall serve as evenly as possible among the classes of the Company's Board of Directors. At such time, the Company will also use its reasonable best efforts to cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (i) each committee of the Board and
(ii) each board of directors of each Subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Board of Directors of the Company.

          (b) The Company's obligations to appoint Parent's designees to the Board of Directors shall be subject to Section 14(f) of the 1934 Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions, and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) and Rule 14f-1 require in order to fulfill its obligations under this Section. Parent shall supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Following the election or appointment of Parent's designees pursuant to Section 2.03(a) and until the Effective Time, the approval of a majority of the directors of the Company then in office who were not designated by Parent shall be required to (i) authorize (and such authorization shall constitute the authorization of the Board of Directors and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize) any amendment or termination of this Agreement by the Company, any extension of time for performance of any obligation or action hereunder by Parent or Merger Subsidiary, any exercise of rights or waiver of compliance with any of the agreements or conditions contained herein for the benefit of the Company, and (ii) take any other action by the Company in connection with this Agreement or the transactions contemplated hereby.


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


                                   ARTICLE 3
                                   THE MERGER

         SECTION 3.01. The Merger. (a) At the Effective Time, the Company shall be merged (the "Merger") with and into Merger Subsidiary in accordance with Delaware Law and Arkansas Law, whereupon the separate existence of the Company shall cease, and Merger Subsidiary shall be the surviving corporation (the "Surviving Corporation").

          (b) Subject only to Delaware Law and Arkansas Law, as soon as practicable (but in no event later than two Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger,
(i) the closing of the Merger will take place at the offices of Parent in Memphis, Tennessee and (ii) the Company and Merger Subsidiary will file a certificate of merger with the Delaware Secretary of State and articles of merger with the Arkansas Secretary of State and make all other filings or recordings required by Delaware Law and Arkansas Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State and the articles of merger are duly filed with the Arkansas Secretary of State or at such later time as is specified in the certificate of merger and the articles of merger.

          (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

         SECTION 3.02.  Conversion of Shares.  At the Effective Time:

         (a) except as otherwise provided in Section 3.02(b) or Section 3.04, each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive that number of shares of Parent Stock (rounded to the nearest ten-thousandth of a share) (such number, the "Exchange Ratio") determined by dividing $28.13 by the Market Price per share of Parent Stock. The "Market Price " per share of Parent Stock shall be the average closing price per share of Parent Stock on the New York Stock Exchange, Inc. (the "NYSE") at the end of the regular session as reported on the Consolidated Tape, Network A for the ten trading days selected by Parent and the Company by lot out of the 20 trading days ending on and including the fifth trading day prior to the Effective Time (the "Random Trading Days"). Parent and the Company shall select the Random Trading Days at 5:00 p.m. New York time on such fifth trading day. The shares of Parent Stock to be received as consideration pursuant to the Merger (together with the cash in lieu of fractional shares of Parent Stock as specified in

Section 3.07) are the "Merger Consideration", and the Merger Consideration, together with the Offer Consideration, is the "Consideration";

         (b) each Share held by the Company as treasury stock (other than Shares in an Employee Plan of the Company) or owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

          (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 3.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares (the "Certificates") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Shares at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

          (b) Each holder of Shares that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Shares represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

          (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

          (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

          (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 3.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Shares six months after the Effective Time shall be returned to Surviving Corporation, upon demand, and any such holder who has not exchanged them for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to the Parent for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Shares two years after the Effective Time (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

          (f) No dividends or other distributions with respect to Parent Stock constituting part of the Merger Consideration, and no cash payment in lieu of fractional shares as provided in Section 3.07, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, (i) at the time of such surrender, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 3.07 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender and with a payment date subsequent to surrender payable with respect to such securities.

         SECTION 3.04. Dissenting Shares. Notwithstanding Section 3.02, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered to the Company, prior to the shareholder vote approving the Merger, written notice of such holder's intent to demand payment for such holder's Shares in accordance with Arkansas Law shall not be converted into a right to receive the

Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to assert dissenters' rights. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to assert dissenters' rights, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for the payment of Shares under dissenters' rights statutes, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

         SECTION 3.05. Stock Options. (a) At or immediately prior to the Effective Time, (1) each employee stock option or director stock option to purchase Shares outstanding under any Company Plan or Director Plan, whether or not vested or exercisable (each, a "Company Option") shall, by virtue of the Merger and without any further action on the part of any holder thereof, be assumed by Parent and deemed to constitute an option (each, a "Parent Option") to acquire, on the same terms and conditions as were applicable under such Company Option (subject to Section 3.05(b)), the same number of shares of Parent Stock as the holder of such Company Option would have been entitled to receive pursuant to Section 3.02(a) of this Agreement had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Option divided by (y) the number of whole shares of Parent Stock purchasable pursuant to the Parent Option in accordance with the foregoing, (2) each share appreciation right issued under any Company Plan or Director Plan (each, an "SAR") shall be terminated and payment therefor shall be made in accordance with the terms of such Plan and (3) Parent shall assume the obligations of the Company under the Company Plans and the Director Plans, each of which shall continue in effect after the Effective Time, and all references to the Company in such plans, and any option granted thereunder, shall be deemed to refer to Parent, where appropriate. The other terms of each such Company Option, and the plans under which they were issued, shall continue to apply in accordance with their terms.

          (b) Prior to the Effective Time, the Company shall (i) obtain any consents from holders of Company Options and (ii) make any amendments to the terms of such Company Options or Company Plans that, in the case of either clauses (i) or (ii), are necessary or appropriate to give effect to the transactions contemplated by Section 3.05(a); provided, however, that lack of consent of any holder of a Company Option shall in no way affect the obligations of the parties to consummate the Merger. Prior to the Effective Time, the Company shall take such actions and make any amendments to the Director Plans necessary or appropriate to cause the Company Options outstanding thereunder to (x) not terminate at the Effective Time, (y) continue to remain outstanding and vest in accordance with their terms and (z) in the case any holder of such Company Options ceases to be a director for any reason, expire in accordance with their respective terms without regard to any provisions in the Director Plans which provide for an earlier expiration date.

          (c) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Stock for delivery upon exercise of the Parent Options. At or prior to the Effective Time, Parent shall file a registration statement on Form S-8, with respect to the shares of Parent Stock subject to such Parent Options.

          (d) Neither the Parent nor the Surviving Corporation shall assume or substitute equivalent options under the Company's 1999 Employee Stock Purchase Plan (the "ESPP"). Accordingly, pursuant to Section 19(c) of the ESPP, as of the 15th day prior to the Effective Time, the Offering Period (as defined in the ESPP) then in progress under the ESPP shall terminate. The Company shall notify each participant in the ESPP in writing of the New Exercise Date (as defined in the ESPP) for such Offering Period. All shares purchased under the ESPP and outstanding as of the Effective Time shall be treated under this
Article 3 in the same manner as other Shares outstanding as of the Effective Time. The Offering Period ending as of the 15th day prior to the Effective Time shall be the final Offering Period under the ESPP and the ESPP shall be terminated as of the Effective Time.

         SECTION 3.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Company or Parent shall occur, including by reason of any reclassification, recapitalization, stock split (including a reverse split) or combination, exchange or readjustment of shares, or any stock dividend or distribution thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

         SECTION 3.07. Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Stock but for this Section shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five Business Days after the date upon which the Certificate (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of Parent Stock have been received by the Exchange Agent.

         SECTION 3.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

         SECTION 3.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as is customarily required by Parent and the Exchange Agent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article.

                                   ARTICLE 4
             THE SURVIVING CORPORATION, CERTAIN GOVERNANCE MATTERS

         SECTION 4.01. Certificate of Incorporation. The certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law; provided that, at the Effective Time, Article 1 of such certificate of incorporation shall be amended to read as follows: "The name of the corporation is American Freightways Corporation".

          SECTION 4.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          SECTION 4.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

         SECTION 4.04. Parent Board of Directors. At the Effective Time, the board of directors of Parent shall consist of 13 directors, of whom one shall be Mr. F.S. Garrison (the "Company Board Designee") and the remainder of whom shall be directors of Parent prior to the Effective Time. Prior to the Effective Time, the Board of Directors of Parent shall take all action necessary to increase the size of the Board of Directors of Parent as necessary and to elect the Company Board Designee to the Board of Directors of Parent as a class II director, in each case as of the Effective Time.

         SECTION 4.05. Company Headquarters. It is the intention of Parent to cause the Surviving Corporation to maintain a significant presence in Harrison, Arkansas and to continue to employ approximately the same number of employees of the Company as are employed at the Effective Time, subject to the Surviving Corporation's right to make continuing personnel decisions in the ordinary course of business.

                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent that, except as set forth in the Company Disclosure Schedule:

         SECTION 5.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arkansas and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect.

         SECTION 5.02. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and, except for the affirmative vote of the holders of a majority of the outstanding Shares for the approval and adoption of the Merger Agreement, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares for the approval and adoption of the Merger Agreement is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement. This Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, of articles of merger with the Arkansas Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the Arkansas State Securities Department, (iii) compliance with any applicable requirements of the HSR Act and laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (iv) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign, (v) any applicable requirements of the Department of Transportation or of any state with respect to the licensing or registration of motor carriers and (vi) any actions or filings (including without limitation any actions or filings that may be required to be taken with respect to the maintenance or transfer of Environmental Permits) the absence of which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         SECTION 5.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clause (iii) and for the creation or imposition of such Liens referred to in clause (iv) that would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

         SECTION 5.05. Capitalization. (a) The authorized capital stock of the Company consists of 250,000,000 Shares. As of November 10, 2000, there were outstanding 32,521,705 Shares and employee or director stock options to purchase an aggregate of 2,717,510 Shares (including SAR's) (of which options to purchase an aggregate of 1,229,885 Shares (including SAR's) were exercisable). All outstanding Shares have been, and all Shares that may be issued pursuant to the Company Plans, the Director Plans and the ESPP will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable.

         (b) Except as set forth in Section 5.05(a) and for changes after November 10, 2000 resulting from the exercise of employee or director stock options issued pursuant to Company Plans or Director Plans in existence on such date and the purchase of Shares pursuant to the ESPP, there are no outstanding
(i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

         SECTION 5.06. Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All Subsidiaries of the Company and their respective jurisdictions of incorporation are identified in Section 5.06(a) of the Company Disclosure Schedule.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, are owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

         SECTION 5.07. SEC Filings. (a) The Company has delivered to Parent (i) the Company's Annual Reports on Form 10-K for its fiscal years ended December 31, 1998 and 1999, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2000 and June 30, 2000, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of the Company held since December 31, 1999, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1999 (the documents referred to in this Section 5.07(a), collectively, the "Company SEC Documents").

          (b) As of the filing date (or, if amended, as of the date of the last such amendment) each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable.

          (c) As of its filing date (or, if amended, as of the date of the last such amendment), each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 5.08. Company Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in all material respects, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated statements of income, stockholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 5.09. Disclosure Documents. (a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company's shareholders in connection with the transactions contemplated by this Agreement (the "Company Disclosure Documents"), including the Schedule 14D-9, the proxy or information statement of the Company (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger, and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act.

          (b) (i) The Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement and at the Effective Time and (ii) any Company Disclosure Document (other than the Company Proxy Statement), at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.09(b) will not apply to statements included in or omissions from the Company Disclosure Documents based upon information furnished to the Company in writing by Parent specifically for use therein.

          (c) The information with respect to the Company or any of its Subsidiaries or Affiliates that the Company furnishes to Parent in writing specifically for use in the Offer Documents, at the time of the filing thereof, at the time of any distribution or dissemination thereof and at the time of the consummation of the Offer, or for use in the Form S-4 or any amendment or supplement thereto, at the time the Form S-4 or any amendment or supplement becomes effective and at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 5.10. Absence of Certain Changes. Since the Company Balance Sheet Date, except as disclosed in the Company SEC Documents, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, except for events, occurrences, or developments (i) relating to, arising from or caused by (x) the economy or securities markets in general, or (y) the LTL segment of the transportation industry in general or (ii) arising from or caused by the announcement or pendency of this Agreement or the transactions contemplated hereby;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

          (c) any amendment of any term of any outstanding security of the Company or any of its Subsidiaries (but excluding in any event any amendment to the Rights Plan contemplated by Section 5.18);

          (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practices;

          (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries made in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

          (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries (except for any such grant prior to the date hereof in the ordinary course of business consistent with past practice and after the date hereof permitted to be made pursuant to Section 7.01(j)(i)), (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) any entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries, or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than, in the case of this clause (v), in the ordinary course of business consistent with past practice;

          (k) any labor dispute, other than routine individual grievances, or, to the Company's knowledge, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or

          (l) any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any amended Tax Returns or claims for Tax refunds filed, any closing agreement entered into, any Tax claim, audit or assessment settled, or any right to claim a Tax refund, offset or other reduction in Tax liability surrendered.

         SECTION 5.11. No Undisclosed Material Liabilities. There are no liabilities, commitments or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be likely to result in such a liability, commitment or obligation, other than:

          (a) liabilities, commitments or obligations disclosed and provided for in the Company Balance Sheet or in the Company SEC Documents, and

          (b) liabilities, commitments or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date;

          (c) liabilities, commitments or obligations under this Agreement; and

          (d) liabilities, commitments or obligations that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect.

          SECTION 5.12. Compliance with Laws and Court Orders. The Company and each of its Subsidiaries is and since January 1, 1996 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         SECTION 5.13. Litigation. Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any present or former officer, director or employee of the Company or any of its Subsidiaries or any other Person for whom the Company or any of such Subsidiary may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Company or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Offer or the Merger or any of the other transactions contemplated hereby.

         SECTION 5.14. Finders' Fees. Except for CSFB, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

         SECTION 5.15. Taxes. (a) All Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance with all applicable laws, and all such Tax Returns are, or will be at the time of filing, true and complete in all material respects.

          (b) In all material respects, the Company and each of its Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for, all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

          (c) To the knowledge of the Company, the income and franchise Tax Returns of Company and its Subsidiaries through the Tax year ended December 31, 1996 have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired.

          (d) There is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to Company or its Subsidiaries in respect of any Tax or Tax asset.

          (e) During the five-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

          (f) Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent.

          (g) At no time during the two years preceding the date hereof has there been pending any request for a ruling or determination between the Company or any Subsidiary and any Taxing Authority in respect of any Tax, net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction, depreciation, or amortization deduction or other tax deduction or credit.

          (h) Neither the Company nor any of its Subsidiaries has any contractual obligations under any tax sharing agreement or similar agreement or tax indemnity agreement with any Person which is not a member of the affiliated group of corporations of which the Company is the common parent; and

          (i) Section 5.15(i) of the Company Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns.

          (j) "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax Sharing Agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or
(ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         SECTION 5.16. Employee Benefit Plans. (a) Section 5.16 of the Company Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the "Employee Plans".

          (b) Neither the Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past sponsored, maintained or contributed to, any Employee Plan subject to Title IV of ERISA.

          (c) Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

          (d) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked. The Company has made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. No material events have occurred with respect to any Employee Plan that would result in payment or assessment by or against the Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

          (e) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan. There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would entitle any employee or former employee to any severance or other payment solely as a result of the transactions contemplated hereby, or would give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

          (f) Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

          (g) There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1999.

          (h) Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

          (i) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official.

         SECTION 5.17.  Environmental Matters.  (a)

               (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

               (ii) the Company is in compliance with all Environmental Laws and all Environmental Permits, except where any noncompliance or failure to receive Environmental Permits has not had and is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company; and

               (iii) there are no liabilities of or relating to the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law which individually or in the aggregate has had or is reasonably likely to have a Material Adverse Effect, and, to the knowledge of the Company, there are no facts, conditions, situations or set of circumstances that would reasonably be likely to result in or be the basis for any such liability.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that has not been delivered to Parent at least five days prior to the date hereof.

          (c) Neither the Company nor any of its Subsidiaries owns, leases or operates or has owned, leased or operated any real property, or conducts or has conducted any operations, in New Jersey or Connecticut.

          (d) For purposes of this Section 5.17, the terms "Company" and "Subsidiaries" shall include any entity that is, in whole or in part, a predecessor of the Company or any of its Subsidiaries.

          SECTION 5.18. Antitakeover Statutes and Rights Agreement. (a) Except for the provisions of Section 23-43-102, et. seq. of Arkansas Law, no other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

         (b) The Board of Directors of the Company has taken or has resolved to take, promptly after the date hereof, all action necessary to render the rights issued pursuant to the terms of the Rights Plan inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated hereby.

         SECTION 5.19. Opinion of Financial Advisor. The Company has received the opinion of CSFB to the effect that, as of the date of such opinion, the Consideration to be received by the holders of Shares is fair to the holders of Shares from a financial point of view, and as of the date hereof such opinion has not been withdrawn.

         SECTION 5.20. Real Property. (a) The Company and its Subsidiaries have good and marketable, indefeasible, fee simple title to, or in the case of leased Real Property has valid leasehold interests in, all the Real Property reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date. No Real Property is subject to any Lien, except:

          (i)   Liens disclosed in the Company SEC Reports;

         (ii) (A) Liens for taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established);
         (B) carriers', warehousemen's, mechanics, landlords', materialmen's, repairmen's, or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate accruals or reserves have been established;
         (C) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits, or (D) Liens to secure the performance of bids, leases, contracts, statutory obligations or similar obligations; provided that the existence of such Liens described in this clause
         (D), individually or in the aggregate, has not had and would not reasonably be likely to have a Material Adverse Effect on the Company; or

        (iii) Liens which do not materially detract from the value of such Real Property, or materially interfere with any present or intended use of such Real Property or Liens, the existence of which, individually or in the aggregate, has not had and would not reasonably be likely to have a Material Adverse Effect on the Company.

          (b) All leases of Real Property are in good standing and are valid, binding and enforceable in accordance with their respective terms and there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default, except where such failure to be valid, binding or enforceable or such default, individually or in the aggregate, has not had and would not reasonably be likely to have a Material Adverse Effect on the Company.

         SECTION 5.21. Insurance Coverage. The Company has furnished to Parent a list of, and true and complete copies of, all insurance policies and fidelity bonds relating to the Company and its Subsidiaries and the conduct of its business. There is no material claim by the Company or any of its Subsidiaries pending under any of such policies or bonds for which adequate reserves have not been established and as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds or in respect of which such underwriters have reserved their rights. All premiums payable under all such policies and bonds have been timely paid and the Company and its Subsidiaries have otherwise complied fully with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) remain in full force and effect. Such policies and bonds are of the type and in amounts customarily carried by Persons conducting businesses similar to the business conducted by the Company and its Subsidiaries. The Company does not know of any threatened termination of, premium increase with respect to, or material alteration of coverage under, any of such policies or bonds. After the consummation of the Offer the Company and its Subsidiaries shall continue to have coverage under such policies and bonds with respect to events occurring prior to the consummation of the Offer.

         SECTION 5.22. Intellectual Property Rights. (a) The Company and its Subsidiaries own or have rights to use, free and clear of all Liens, and have not assigned, hypothecated or otherwise encumbered, all trademarks, trade names, service marks or logos except for such trademarks, trade names, service marks or logos the failure of which to own or have rights to use individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on the Company.

          (b) Each of the Company and its Subsidiaries owns outright or holds valid and enforceable licenses to all copies of the operating and applications computer software programs and databases material to the conduct by the

Company and its Subsidiaries of their respective businesses (other than programs and databases that are generally commercially available) as of the date hereof (collectively, the "Company Software") except for such Company Software the failure of which to own or validly license individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on the Company. To the Company's knowledge, none of the Company Software used by the Company and its Subsidiaries, and no use thereof, infringes upon or violates any patent, copyright, trade secret or other proprietary right of any other Person and, to the Company's knowledge, no claim with respect to any such infringement or violation is pending or threatened, except for any such infringement or violation which, individually or in the aggregate, has not had and would not reasonably be likely to have a Material Adverse Effect on the Company. Upon consummation of the transactions contemplated by this Agreement, except for Company Software sold or otherwise disposed of in the ordinary course of business after the date hereof, each of the Company and its Subsidiaries (i) will continue to own or hold all the Company Software free and clear of all claims, Liens, obligations and liabilities and (ii) with respect to all agreements for the lease or license of Company Software which require consents or other actions as a result of the consummation of the transactions contemplated by this Agreement in order for the Company and its Subsidiaries to continue to use and operate such Company Software after the consummation of the transactions contemplated by this Agreement, shall have obtained such consents or taken such other actions so required prior to the date of consummation of the Offer, except for such claims, Liens, obligations and liabilities which, and consents or actions that if not obtained or taken, individually or in the aggregate, would not be reasonably be likely to have a Material Adverse Effect on the Company.

                                   ARTICLE 6
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company that:

         SECTION 6.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

         SECTION 6.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Parent and Merger Subsidiary, as applicable. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable in accordance with its terms.

         SECTION 6.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State, of articles of merger with the Arkansas Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the Arkansas State Securities Department, (iii) compliance with any applicable requirements of the HSR Act and laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (iv) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities or takeover laws, whether state or foreign, (v) any applicable requirements of the Department of Transportation or of any state with respect to the licensing or registration of motor carriers and (vi) any actions or filings (including without limitation any actions or filings that may be required to be taken with respect to the maintenance or transfer of Environmental Permits) the absence of which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         SECTION 6.04. Non-contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 6.03, contravene, conflict with, or result in any violation or breach of any provision of any law, statute, ordinance, rule, regulation, judgment, injunction, order or decree or (iii) require any consent or other action by any Person under, constitute a default or an event that, with or without the giving of notice or lapse of time or both, could become a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Parent or Merger Subsidiary or any license, franchise, permit, certificate, approval or similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain consent or other action, defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         SECTION 6.05. Capitalization. As of November 10, 2000, the authorized capital stock of (a) Parent consisted of 800,000,000 shares of Parent Stock and 4,000,000 shares of Series Preferred Stock ("Parent Preferred Stock") and (b) Merger Subsidiary consisted of 1,000 shares of common stock, par value $0.01 per share. As of November 8, 2000, there were outstanding 285,108,726 shares of Parent Common Stock, employee stock options to purchase an aggregate of 17,057,980 shares of Parent Common Stock (of which options to purchase an aggregate of 8,724,226 shares of Parent Common Stock were exercisable) and no shares of Parent Preferred Stock. All outstanding shares of Parent Stock and of common stock of Merger Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. All shares of Parent Stock, when issued in the Merger, will be duly authorized and validly issued and will be fully paid and non-assessable.

         SECTION 6.06. SEC Filings. (a) Parent has furnished to the Company (i) Parent's Annual Reports on Form 10-K for its fiscal years ended May 31, 2000, 1999 and 1998, (ii) its Quarterly Report on Form 10-Q for its fiscal quarter ended August 31, 2000, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, Parent's shareholders held since May 31, 2000, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since May 31, 2000 and through the date of this Agreement. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since June 1, 1998 (collectively, the "Parent SEC Documents").

          (b) As of the filing date (or, if amended, as of the date of the last such amendment) each Parent SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as applicable.

          (c) As of its filing date (or, if amended, as of the date of the last such amendment), each Parent SEC Document filed pursuant to the 1934 Act did not, and each such Parent SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 6.07. Parent Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated statements of income, stockholders' equity and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 6.08. Disclosure Documents. (a) Each document required to be filed by Merger Subsidiary and Parent with the SEC in connection with the transactions contemplated by this Agreement (the "Parent Disclosure Documents"), including, without limitation, the Offer Documents and the registration statement of Parent (the "Form S-4") to be filed with the SEC in connection with the issuance of Parent Stock pursuant to this Agreement, and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

          (b) Each Parent Disclosure Document, at the time of the filing thereof and at the time of any distribution or dissemination thereof (or any supplement or amendment thereto) and, in the case of the Offer Documents, at the time of consummation of the Offer and, in the case of the Form S-4, at the Effective Time, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 6.08(b) will not apply to statements included in or omissions from the Parent Disclosure Documents based upon information furnished to Parent in writing by the Company specifically for use therein.

         (c) The information with respect to Parent or any of its Subsidiaries or Affiliates that Parent furnishes to the Company in writing specifically for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading (i) in the case of the Company Proxy Statement, as supplemented or amended, if applicable, at the time such Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement and at the Effective Time, and (ii) in the case of any Company Disclosure Document other than the Company Proxy Statement, at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

         SECTION 6.09. Absence of Certain Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, the business of the Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, except for events, occurrences, or developments (i) relating to, arising from or caused by (x) the economy or securities markets in general, or (y) the transportation industry in general or (ii) arising from or caused by the announcement or pendency of this Agreement or the transactions contemplated hereby;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any Subsidiary of Parent of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries;

          (c) any amendment of any material term of any outstanding security of Parent; or

          (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any of its Subsidiaries that has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         SECTION 6.10. No Undisclosed Material Liabilities. There are no liabilities, commitments or obligations of the Parent or any of its Subsidiaries of any kind whatsoever whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that would reasonably be likely to result in such a liability commitment or obligation, other than:

          (a) liabilities, commitments or obligations disclosed or provided for in the Parent Balance Sheet or in the Parent SEC Documents;

          (b) liabilities, commitments or obligations incurred in the ordinary course of business consistent with past practice since the Parent Balance Sheet Date;

          (c) liabilities, commitments or obligations under this Agreement; and

          (d) liabilities, commitments or obligations that individually or in the aggregate have not had and are not reasonably likely to have a Material Adverse Effect.

         SECTION 6.11. Compliance with Laws and Court Orders. Parent and each of its Subsidiaries is and since January 1, 1996 has been in compliance with, and to the knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         SECTION 6.12. Litigation. Except as set forth in the Parent SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Parent, threatened against or affecting, the Parent, any of its Subsidiaries or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Parent.

          SECTION 6.13. Finders' Fees. Except for Merrill Lynch & Co., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Subsidiaries who might be entitled to any fee or commission from the

Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 7
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 7.01. Conduct of the Company. Except as set forth on Section
7.01 of the Company Disclosure Schedule, from the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

          (a) the Company will not adopt or propose any change to its articles of incorporation or bylaws;

          (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with, or transfer any material amount of assets to, any other Person, including any other Subsidiary, or acquire a material amount of stock or assets of any other Person;

          (c) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any Subsidiary or any material amount of assets, securities or property except pursuant to existing contracts or commitments;

          (d) the Company will not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of the Company and the Company will not, and will not permit any of its Subsidiaries to, effect any repurchase, redemption or other acquisition of any amount of outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries or issue any capital stock or other securities or ownership interests;

          (e) the Company will not, and will not permit any of its Subsidiaries to, incur, assume or guarantee any indebtedness for borrowed money other than in the ordinary course of business, on terms consistent with past practices and so long as the aggregate principal amount of all such indebtedness does not exceed $15,000,000;

         (f) the Company will not, and will not permit any of its Subsidiaries to, enter into any lease (whether for real or personal property, including without limitation any fixed assets), purchase agreement, sale or distribution agreement or other contract other than in the ordinary course of business and on terms consistent with past practices and so long as the amount of payments to be made by the Company and its Subsidiaries under any such lease, agreement or other contract does not exceed $700,000 in any single fiscal year and $10,000,000 in the aggregate during the term of such lease, agreement or other contract;

         (g) the Company will not, and will not permit any of its Subsidiaries to, make any capital expenditures other than: (i) with respect to the period ending December 31, 2000, capital expenditures contemplated by, and in amounts not in excess of the amounts set forth in, the Company's capital expenditures budget for the 2000 fiscal year, a true and complete copy of which has been delivered by the Company to Parent prior to the date hereof and (ii) with respect to any period ended after December 31, 2000, capital expenditures in the amounts and at times consistent with the Company's capital expenditures budget for the 2000 fiscal year;

          (h) the Company will not, and will not permit any of its Subsidiaries to, create or otherwise incur any Lien on any asset other than in the ordinary course of business consistent with past practices;

          (i) the Company will not, and will not permit any of its Subsidiaries to, make any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company made in the ordinary course of business consistent with past practices;

         (j) the Company will not, and will not permit any of its Subsidiaries to, (i) grant any severance or termination pay to (or amend any existing arrangement with) any director, officer or employee of the Company or any of its Subsidiaries, except for routine severance payments granted to employees (other than officers and directors) in the ordinary course of business consistent with past practice and not exceeding (x) $75,000 in the aggregate with respect to any single employee and (y) $300,000 in the aggregate with respect to all employees, (ii) increase benefits payable under any existing severance or termination pay policies or employment agreements, (iii) enter into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its

Subsidiaries, (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries, or (v) increase any compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries, other than, in the case of this clause (v), in the ordinary course of business consistent with past practice;

          (k) the Company will not, and will not permit any of its Subsidiaries to, take any action to consummate the royalty/financing company restructuring described by the Company to Parent prior to the date hereof, including without limitation create any new Subsidiaries for such purpose;

          (l) subject to Section 3.05(b), the Company will not, and will not permit any of its Subsidiaries to, (i) grant any option pursuant to any director or employee stock option plan or (ii) accelerate the vesting of any options under such plans;

          (m) the Company will not, and will not permit any of its Subsidiaries to, (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

          (n) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 7.02. Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable after consummation of the Offer for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 7.03(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable after consummation of the Offer the Company Proxy Statement and all other proxy materials for such meeting, (ii) use its reasonable best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and
(iii) otherwise comply with all legal requirements applicable to such meeting.

         SECTION 7.03. No Solicitation; Other Offers. (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries.

         (b) Notwithstanding the foregoing, the Board of Directors of the Company, directly or indirectly through advisors, agents or other intermediaries, may, prior to the approval and adoption of this Agreement by the shareholders of the Company, (i) engage in negotiations or discussions with any Third Party that, subject to the Company's compliance with Section 7.03(a), has made a Superior Proposal, (ii) furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (a copy of which shall be provided for informational purposes only to Parent), (iii) following receipt of such Superior Proposal, take and disclose to its shareholders a position contemplated by Rule 14e-2(a) under the 1934 Act or otherwise make disclosure to them, (iv) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its shareholders referred to in Sections 2.02 and/or 7.02 hereof and/or (v) take any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through (iv) only if the Board of Directors of the Company determines in good faith by a majority vote, on the basis of advice from Kutak Rock LLP, outside legal counsel to the Company, that its failure to take such action would be reasonably likely to be inconsistent with fulfilling its fiduciary duties under applicable law and complies with Section 7.03(c).

         (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to advise Parent after taking such action. In addition, the Company shall notify Parent promptly (but in no event later than 36 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that any Third Party is considering making an Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice in writing and shall identify the Third Party making, and the material terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent fully informed, on a current basis, of any material developments with respect to any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions and negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

         "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding Shares on terms that the Board of Directors of the Company determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable to the Company and all the Company's shareholders than as provided hereunder and is reasonably likely to be completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal available to the Board of Directors of the Company.

         SECTION 7.04. Tax Matters. (a) Without the prior written consent of Parent (such consent not to be unreasonably withheld), neither the Company nor any of its Subsidiaries shall make or change any Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Returns or claims for Tax refunds, enter into any closing agreement, surrender any Tax claim, audit or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability surrendered, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such election, action or omission would have the effect of increasing the Tax liability or reducing any Tax asset of the Company or any of its Subsidiaries.

          (b) The Company and each of its Subsidiaries will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for all Taxes due with respect to any period ending prior to or as of the Effective Time.

          (c) Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code ("368(a) Reorganization") and prior to the Effective Time, the Company and its Subsidiaries shall use their best efforts to cause the Merger to qualify as a 368(a) Reorganization. The Company shall use its reasonable best efforts to obtain the opinions referred to in Section 10.02.

         SECTION 7.05. Affiliates. At least 40 days prior to the date of consummation of the Merger (the "Merger Date"), the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company for the purposes of Rule 145 of the 1933 Act. The Company shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Merger Date, substantially in the form of Exhibit B hereto.

                                   ARTICLE 8
                              COVENANTS OF PARENT

         Parent agrees that:

         SECTION 8.01. Conduct of Parent. Parent agrees that, from the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

          (a) Parent will not adopt or propose any change in its certificate of incorporation or bylaws; and

          (b) Parent will not, and will not permit any of its Subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time;

          (c) Parent will not, and will not permit any of its Subsidiaries to
(i) take any action that would make any representation and warranty of the Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time, or (ii) omit to take any action necessary to prevent any such representation or warranty from being accurate in any respect at any such time; and

          (d) Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 8.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 8.03. Voting of Shares. Parent agrees to vote all Shares beneficially owned by it or any of its Subsidiaries in favor of approval and adoption of this Agreement, the Merger and any actions related thereto at the Company Shareholder Meeting, and at any adjournment thereof.

         SECTION 8.04. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

          (a) Parent and the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent provided under the Company's articles of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation under this Section 8.04(b), the Surviving Corporation shall not be obligated to pay premiums in any one year in excess of 200% of the amount per annum the Company paid in its last full fiscal year, which amount Company has disclosed to Parent prior to the date hereof.

          (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.04.

          (d) The rights of each Indemnified Person under this Section 8.04 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, under Arkansas Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

         SECTION 8.05. Form S-4. Parent shall promptly prepare and file with the SEC under the 1933 Act the Form S-4 and shall use its reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger. As promptly as practicable after the Form S-4 shall have become effective, Parent shall fully cooperate with Company to cause the Proxy Statement/Prospectus contained in the Form S-4 to be mailed to stockholders of the Company. Parent will advise Company, promptly after it receives notice thereof, of (i) the time when the Form S-4 becomes effective,
(ii) the issuance of any stop order with respect to the Form S-4, (iii) the suspension of the qualification of Parent Stock for offering or sale in any jurisdiction, or (iv) any request by the SEC for an amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

         SECTION 8.06. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

         SECTION 8.07. Employee Matters. (a) Parent agrees that it shall cause the Surviving Corporation, for a period of at least two years after the Effective Time, to provide or cause to be provided to the employees of the Surviving Corporation and its Subsidiaries, subject to applicable law, benefits (excluding stock or other equity-based compensation) that are no less favorable in the aggregate than the benefits currently being provided by the Company and its Subsidiaries to such employees. Nothing herein shall limit the right of the Surviving Corporation to amend, modify or terminate any Employee Plan, Company Plan or Director Plan.

As of the Effective Time, the Surviving Corporation shall assume, honor and perform in accordance with their terms any employment agreements substantially in the form of Exhibit C with any employee of the Company listed in item 19 of
Section 5.16(a) of the Company Disclosure Schedule (and specifying, with respect to each such Person, a salary and a term of employment as set forth on such Schedule opposite such Person's name). To the extent that Parent elects to cover Company's employees under any employee benefit plan(s) maintained by Parent or any of its subsidiaries, Parent shall grant each such employee full credit for all periods of employment with Company and its subsidiaries for purposes of eligibility, and vesting (if applicable), under such plans, except:
(i) with respect to any health plan maintained by Parent or its Subsidiaries, Parent will, in accordance with the requirements of the Health Insurance Portability and Accountability Act ("HIPAA"), waive any imitation on medical coverage due to pre-existing conditions for an employee or dependent who is covered under Company's health plan immediately prior to the date on which such employee or dependent would be covered under a health plan maintained by Parent or subsidiary, (ii) Parent shall not be obligated to provide credit for years of service for benefit accrual purposes under any defined benefit pension plan maintained by Parent or its subsidiaries prior to the date on which the employee actually becomes a participant in such plan, and (iii) with respect to any health plan of Parent or one of its subsidiaries which provides post-retirement coverage, Parent will provide credit only for periods of an employee's employment with Company or its subsidiaries for purposes of determining eligibility. The Surviving Corporation shall assume, honor and perform the provisions of the Company's Director Compensation Health Benefit Plan, adopted January 21, 1998 and contained in the Company's Director Handbook dated July 6, 2000 at pages 42- 43.

          (b) Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the rules and interpretive guidance of the SEC so that the acquisition by an officer or director of the Company who may become a covered person of Parent for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder ("Section 16") of Parent Stock and options to acquire Parent Stock pursuant to the terms of this Agreement and the Merger shall be an exempt transaction for purposes of Section 16.

         SECTION 8.08. Reorganization Matters. Neither Parent nor any of its Subsidiaries shall take any action that would reasonably be likely to prevent the Merger from qualifying as a 368(a) Reorganization and prior to the Effective Time, the Parent and its Subsidiaries shall use their reasonable best efforts to cause the Merger to qualify as a 368(a) Reorganization. Parent shall use its reasonable best efforts to obtain the opinions referred to in Section 10.01(f).

         SECTION 8.09. Information Relating to the Offer. Parent shall, and shall use its reasonable best efforts to cause any depository or agent effecting the Offer, to provide to the Company promptly as requested from time to time by the Company current information regarding the status of the Offer and the number of shares tendered and not validly withdrawn.

                                   ARTICLE 9
                      COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

         SECTION 9.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, Company and Parent will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, (i) each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable; provided that in no event shall Parent or any of its Affiliates be required to divest or hold separate any business or assets of the Company, Parent or any of their respective Affiliates and (ii) the Company will use its reasonable best efforts to obtain each of the consents set forth in Section 9.01 of the Company Disclosure Schedule.

         SECTION 9.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Disclosure Documents, the Offer Documents and the Form S-4, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents, the Offer Documents or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 9.03. Public Announcements. Parent and the Company will consult with each other regarding timing and content before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation. On the date of this Agreement, the Parent and the Company shall issue a joint press release announcing the execution and delivery of this Agreement and the transactions contemplated hereby.

         SECTION 9.04. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of the Company and Parent will hold, and will use its reasonable best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as the case may be, furnished to Parent or its Affiliates or the Company or its Affiliates, as the case may be, in connection with the transactions contemplated by this Agreement, including the shareholder lists furnished by the Company pursuant to
Section 2.02, in accordance with the terms of the Confidentiality Agreements each dated September 21, 2000 between Parent and the Company (as amended, collectively, the "Confidentiality Agreements").

         SECTION 9.05. Notices of Certain Events. Parent and the Company shall promptly notify each other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or Parent or any of their respective Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.10(k), 5.12, 5.13, 5.16 or 5.18 or Section 6.11 or 6.12, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

         SECTION 9.06. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreements, the Company and Parent shall (i) give each other, their respective counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and the Subsidiaries or Parent and its Subsidiaries, as the case may be, (ii) furnish to each other, their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries or Parent and its Subsidiaries, as the case may be, to cooperate with the party hereunder making such investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the party furnishing such information and its Subsidiaries. No information or knowledge obtained by any party hereto in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by such party hereunder.

         SECTION 9.07. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE 10
                            CONDITIONS TO THE MERGER

         SECTION 10.01. Conditions to Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or, to the extent permitted by law, waiver, of the following conditions; provided, that any condition that is not satisfied as a result of a breach by a party hereto of any provision of this Agreement shall cease, from and after the time of such breach, to be a condition to the obligations of such party to consummate the Merger:

          (a) this Agreement shall have been approved and adopted by the shareholders of the Company in accordance with Arkansas Law;

          (b) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

          (c) Merger Subsidiary shall have purchased Shares pursuant to the Offer;

          (d) the Form S-4 shall have been declared effective, no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

          (e) the shares of Parent Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance; and

          (f) Parent shall have received an opinion of Davis Polk & Wardwell substantially in the form of Exhibit D hereto, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368(a) Reorganization and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of
Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent, Merger Subsidiary and the Company substantially in the form of Exhibits F and G hereto.

         SECTION 10.02. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further condition: that the Company shall have received an opinion of Kutak Rock LLP substantially in the form of Exhibit E hereto, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a 368(a) Reorganization and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent, Merger Subsidiary and the Company substantially in the form of Exhibits F and G hereto.

                                   ARTICLE 11
                                  TERMINATION

         SECTION 11.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
(notwithstanding any approval of this Agreement by the shareholders of the Company):

          (a)   by mutual written agreement of the Company and Parent;

          (b)   by either the Company or Parent, if:

               (i) the Offer has not been consummated on or before March 1, 2001; provided that the right to terminate this Agreement pursuant to this Section 11.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Offer to be consummated by such date;

               (ii) there shall be any law or regulation that makes acceptance for payment of, and payment for, the Shares pursuant to the Offer, or consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction permanently enjoining Merger Subsidiary from accepting for payment of, and paying for, the Shares pursuant to the Offer or Merger Subsidiary, Company or Parent from consummating the Merger and such judgment, injunction, order or decree shall have become final and nonappealable; or

               (iii) prior to the acceptance for payment of the Shares under the Offer, the Board of Directors of the Company shall have failed to make, withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement, the Offer or the Merger, as permitted by Section 7.03(b)(iv); provided that the Company shall have paid any amounts due pursuant to Sections 12.04(b) and (c) in accordance with the terms, and at the times, specified therein, and provided, further, that, in the case of any termination by the Company, (x) the Company notifies Parent promptly in writing and at least 72 hours prior to such termination, of its intention to terminate this Agreement and to enter into a binding written agreement concerning an Acquisition Proposal that constitutes a Superior Proposal of the nature described in Section 7.03(c), attaching the most current version of such agreement (or a description of all material terms and conditions thereof), and (y) Parent does not make, within 72 hours of receipt of such written notification, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the shareholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such 72-hour period; or

          (c) by Parent, if prior to the acceptance for payment of the Shares under the Offer, there has been a breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the condition set forth in (c) of Annex I hereof; or

          (d) by the Company, if prior to the acceptance for payment of the Shares under the Offer there has been a breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement that is not curable and such breach would give rise to a failure of the condition set forth in (c) of Annex I hereof (which, for purposes of this Section 11.01(d) only shall apply mutatis mutandis to Parent).

The party desiring to terminate this Agreement pursuant to this Section 11.01 (other than pursuant to Section 11.01(a)) shall give notice of such termination to the other party.

         SECTION 11.02. Effect of Termination. If this Agreement is terminated pursuant to Section 11.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that (x) if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure and (y) in any event, the provisions of Sections 9.04, 12.04, 12.06, 12.07 and 12.08 shall survive any such termination.

                                   ARTICLE 12
                                 MISCELLANEOUS

          SECTION 12.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Parent or Merger Subsidiary, to:

                  FedEx Corporation
                  942 South Shady Grove Road
                  Memphis, Tennessee 38120
                  Fax: (901) 818-7590
                  Attention: Kenneth R. Masterson

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York 10017
                  Fax: (212) 450-4800
                  Attention: Dennis Hersch

                  if to the Company, to:

                  American Freightways Corporation
                  2200 Forward Drive
                  Harrison, Arkansas 72601
                  Fax: (870) 741-5240
                  Attention: Frank Conner

                  with a copy to:

                  Kutak Rock LLP
                  425 West Capitol Avenue

                  Suite 1100
                  Little Rock, Arkansas 72201
                  Fax: (501) 975-3001
                  Attention: Jeffrey J. Gearhart

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day.

         SECTION 12.02. Survival of Representations and Warranties. The representations and warranties and agreements (other than the agreements specified in clause (y) of Section 11.02 and, if the Effective Time occurs,
Section 8.04) contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

         SECTION 12.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the shareholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares in the Merger.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 12.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b) If a Payment Event (as hereinafter defined) occurs, the Company shall pay to Parent (by wire transfer of immediately available funds), if, pursuant to (x) below, simultaneously with the occurrence of such Payment Event or, if pursuant to (y) below, within two Business Days following such Payment Event, a fee of $33,000,000.

         "Payment Event" means (x) the termination of this Agreement pursuant to Section 11.01(b)(iii) or (y) the occurrence of any of the following events within 12 months of the termination of this Agreement pursuant to Sections 11.01(b)(i) or 11.01(c) (and prior to such termination, an Acquisition Proposal relating to the Company has been made to the Company or to the shareholders of the Company by any Person): (i) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party;
(ii) a Third Party, directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; (iii) a Third Party, directly or indirectly, acquires more than 50% of the outstanding Shares; or (iv) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding Shares or an extraordinary dividend relating to more than 50% of the outstanding Shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole.

          (c) Upon any termination of this Agreement by the Company pursuant to
Section 11.01(b)(iii) or by Parent pursuant to Sections 11.01(b)(iii) or 11.01(c), the Company shall reimburse Parent and its Affiliates (by wire transfer of immediately available funds), no later than two Business Days after such termination, for 100% of their reasonable out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby.

          (d) The Company acknowledges that the agreements contained in this
Section 12.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 12.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount.

         SECTION 12.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares pursuant to the Offer, but no such transfer or assignment will relieve Parent or Merger Subsidiary of its obligations under the Offer or prejudice the rights of tendering shareholders to receive payment for Shares validly tendered and accepted for payment pursuant to the Offer.

          SECTION 12.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

         SECTION 12.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.01 shall be deemed effective service of process on such party.

         SECTION 12.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATED TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

         SECTION 12.09. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 8.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 12.10. Entire Agreement. This Agreement and the
Confidentiality Agreements constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 12.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 12.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 12.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     AMERICAN FREIGHTWAYS
                                           CORPORATION

                                     By:   /s/ F.S. Garrison
                                           ------------------------------------
                                           Name:  F.S. Garrison
                                           Title: Chairman


                                     FEDEX CORPORATION



                                     By:   /s/ Kenneth R. Masterson
                                           ------------------------------------
                                           Name:  Kenneth R. Masterson
                                           Title: Executive Vice President,
                                                  General Counsel and Secretary

                                     FDX, INC.



                                     By:   /s/ Kenneth R. Masterson
                                           ------------------------------------
                                           Name:  Kenneth R. Masterson
                                           Title:  President

                                                                         ANNEX I

Notwithstanding any other provision of the Offer, Merger Subsidiary shall not be required to accept for payment or pay for any Shares, and may terminate the Offer, if:

          (i) prior to the expiration date of the Offer, (A) the Minimum Condition shall not have been satisfied, or (B) the waiting period applicable to the Offer under the HSR Act or any other laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters (if any) shall not have expired or been terminated; and

          (ii) at any time on or after November 12, 2000 and prior to the expiration date of the Offer, any of the following conditions exists:

         (a) (x) there shall be instituted or pending any action or proceeding by any government or governmental authority or agency, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (1) challenging or seeking to make illegal, delay materially or otherwise directly or indirectly restrain or prohibit the making of the Offer, the acceptance for payment of or payment for some or all of the Shares by Parent or Merger Subsidiary or the consummation of the Merger, (2) seeking to restrain or prohibit Parent's ownership or operation (or that of its Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, (3) seeking to impose or confirm material limitations on the ability of Parent, Merger Subsidiary or any of Parent's other Affiliates effectively to exercise full rights of ownership of the Shares, including the right to vote any Shares acquired or owned by Parent, Merger Subsidiary or any of Parent's other Affiliates on all matters properly presented to the Company's shareholders, (4) seeking to require divestiture by Parent, Merger Subsidiary or any of Parent's other Affiliates of any Shares or
(5) that otherwise is reasonably likely to have a Material Adverse Effect on the Company or Parent or (y) there shall have been any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Offer or the Merger, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Offer or the Merger that is reasonably likely, directly or indirectly, to result in any of the consequences referred to in clause (x); or

         (b) any change shall have occurred (or any development shall have occurred involving a prospective change) in the business, assets, liabilities, financial condition, capitalization, operations or results of operations of the Company or any of its Subsidiaries that has had or is reasonably likely to have a Material Adverse Effect on the Company, except for events, occurrences, or developments (i) relating to, arising from or caused by (x) the economy or securities markets in general or (y) the LTL segment of the transportation industry in general or (ii) arising from or caused by the announcement or pendency of this Agreement or the transactions contemplated hereby; or

         (c) (i) the Company shall have breached or failed to perform in all material respects any of its obligations under the Merger Agreement, or (ii) any of the representations and warranties of the Company contained in the Merger Agreement and qualified by materiality or "Material Adverse Effect" shall not be true or any of the representations and warranties not so qualified shall not be true in all material respects, in each case when made or at any time prior to the consummation of the Offer as if made at and as of such time (except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty (x) if qualified by materiality or "Material Adverse Effect," shall be true as of such specific date and (y) if not so qualified, shall be true in all material respects as of such specific date) and in each case such breach shall not be subject to cure; or

         (d) the Merger Agreement shall have been terminated in accordance with its terms; or

          (e) there shall have occurred any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the over-the-counter market in the United States, any declaration of a banking moratorium by Federal or New York authorities or general suspension of payments in respect of banks in the United States that regularly participate in the U.S. market in loans to large corporations, any material limitation by any Federal, state or local government in the United States or any court, administrative or regulatory agency or commission or other governmental authority or agency in the United States that materially affects the extension of credit generally by banks in the United States that regularly participate in the U.S. market in loans to large corporations, any commencement of a war involving the United States or any commencement of armed hostilities or other national or international calamity involving the United States that has a material adverse effect on bank syndication or financial markets in the United States or, in the case of any of the foregoing occurrences existing on or at the time of the commencement of the Offer, a material acceleration or worsening thereof;

which, in the reasonable judgment of Parent in any such case, and regardless of the circumstances (including any action or omission by Parent but excluding any willful action or omission by Parent not permitted or contemplated by the Merger Agreement) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment.


                                       3